                                                       LEASE

                                                      BETWEEN




BRIGGS PROPERTIES PARTNERSHIP
--------------------------------------------------------------------------------
                                                                          LESSOR




                                       AND



BLUESTONE CONSULTING, INC.
--------------------------------------------------------------------------------
                                                                          LESSEE






14,551 SQ. FT., 1000 BRIGGS ROAD,  MT.  LAUREL, NEW JERSEY 08054
--------------------------------------------------------------------------------
                                                                DEMISED PREMISES

                                      INDEX


                    Article         Heading

                    I               Demised Premises
                    II              Term of Lease
                    III             Minimum Rent
                    IV              Taxes
                    V               Security Deposit
                    VI              Description of Lessor's Work
                    VII             Lessee's Work and Signs
                    VIII            Use of Premises
                    IX              Alterations
                    X               Maintenance of Demised Premises
                    XI              Maintenance, Control & Expense of Common Areas
                    XII             Utilities
                    XIII            Destruction by Fire or Casualty
                    XIV             Lessee's Property in Demised Premises
                    XV              Access to Demised Premises
                    XVI             Surrender of Demised Premises
                    XVII            Indemnity and Insurance by Lessee
                    XVIII           Assignment and Subletting
                    XIX             Eminent Domain
                    XX              Default by Lessee
                    XXI             Waiver of Lessee's Default
                    XXII            Default of Lessor
                    XXIII           Limitation of Liability and Transfer of Lessor's Interest
                    XXIV            Estoppel Certificate by Lessee
                    XXV             Option to Renew
                    XXVI            Quiet Enjoyment
                    XXVII           Subordination
                    XXVIII          Tides of Articles
                    XXIX            Notices
                    XXX             Definition of Terms
                    XXXI            Invalidity of Particular Provisions
                    XXXII           Provisions Binding
                    XXXIII          Relationship of Parties
                    XXXIV           Complete Agreement


         THIS Lease made on this 27th day of SEPTEMBER 1993, by and between BRIGGS PROPERTIES PARTNERSHIP, 1629 Locust Street, Philadelphia, Pennsylvania 19103 as "Lessor", and BLUESTONE CONSULTING, INC., 1200 Church Street, Mt. Laurel, New Jersey 08054 as "Lessee," witnesses that Lessor and Lessee covenant with each other as follows:

                                    RECITALS

A. Lessor is the contractual owner of a certain real property located at and known as 1000 Briggs Road, Mt. Laurel, New Jersey. The Lessor intends to PURCHASE the property by September 27, 1993. IN THE EVENT LESSOR DOES NOT SETTLE ON THE PROPERTY BY OCTOBER 1, 1993, THIS LEASE SHALL LAPSE BY LESSEE'S WRITTEN NOTICE TO LESSOR OF ITS INTENT TO TERMINATE THE LEASE.

B. Lessor desires to lease the Premises to Lessee, and Lessee desires to Lease the Premises from Lessor, on and subject to the terms and conditions herein set forth.

ARTICLE I - Demised Premises

         The Lessor hereby leases to the Lessee and Lessee hereby rents from Lessor the following described premises as outlined in red on Exhibit A attached herewith, herein called "Demised Premises" containing 14,551 square feet, situated in CAMBRIDGE CROSSING herein referred to as "Demised Premises." The street address of the Demised Premises will be 1000 BRIGGS ROAD, MT. LAUREL, NEW JERSEY 08054.


ARTICLE II - Terms of Lease

         1. TO HAVE AND TO HOLD for a term to commence on the latter of DECEMBER 1, 1993 or the date on which lessor has substantially completed Lessor's work in accordance with this lease and delivered the Premises to Lessee ready for occupancy and to end at midnight on the 30TH DAY OF NOVEMBER, 2003.

         2. EXPANSION OPTION/FIRST RIGHT OF REFUSAL. Lessee shall have an expansion option on all contiguous space exercisable AFTER THE 61ST MONTH FROM THE COMMENCEMENT DATE OF THIS LEASE in the 61st month after the commencement date of this Lease. The rental rate for the expansion space will be the minimum monthly rent per square foot ($7.95/SF) increased by the increase in the Consumer Price Index, PHILADELPHIA REGION, from the commencement date and occupancy of the expansion space. (EXAMPLE $7.95 X 3 % ANNUAL CPI X 5 YEARS = $9.22) In the event the Lessor is unable to accommodate a minimum of 2,500 SF of Lessee's expansion requirement, the Lessee's sole remedy is to terminate this Lease by first giving the Lessor nine (9) months prior written notice of Lessee's intent to terminate the Lease and the Lessee's payment to Lessor of One Hundred Ten Thousand and 00/100 ($110,000.00) Dollars as additional rent as reimbursement to Lessor for unamortized tenant improvements paid in nine
(9)equal monthly payment as additional rent on the first of every month.

         LESSEE SHALL HAVE A FIRST RIGHT OF REFUSAL ON ALL UNLEASED SPACE FROM THE COMMENCEMENT DATE THROUGH THE 60TH MONTH ANNIVERSARY AT MARKET RENT. LESSOR SHALL NOTIFY LESSEE IN WRITING OF ITS INTENT TO LEASE. IF LEASEE DOES NOT EXERCISE ITS OPTION TO LEASE WITHIN FIVE (5) BUSINESS DAYS OF NOTICE, LESSOR SHALL HAVE NO FURTHER OBLIGATION TO LESSEE REGARDING THAT SPACE IDENTIFIED IN THE LESSOR NOTICE.


ARTICLE III - Minimum Rent

         1. Initial Minimum Monthly Rent: The initial minimum monthly rent shall be NINE THOUSAND SIX HUNDRED FORTY AND 04/100 ($9,640,04) Dollars, all in advance, on the first day of every calendar month during the term hereof without deduction or set off. If the term of this Lease shall commence or end on a day other than the first day of the month, Lessee shall pay minimum rental equal to one-thirtieth (1/30th) of the monthly minimum rental multiplied by the number of rental days of such fractional month. There shall be a penalty added to all payments due of five percent (5%) for monies received more than five (5) days after the payment is due. The Lessee shall pay the first months rent upon execution of the Lease by Lessor.

ARTICLE IV - Taxes

         1. Taxes ("Taxes") shall mean any form of tax, assessment, excise of impost (whether general, special, ordinary or extraordinary), license fee, business tax, rental tax, improvement bond, levy, lien, charge or penalty imposed or assessed by an authority having the direct or indirect power to tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage, sewage, irrigation or other improvement or other special district) against or in respect of or which may be or become a lien or charge upon (a) any legal or equitable interest or Lessor in the Demised Premises or in the real property of which the Demised Premises is a part, or (b) Lessor's right to or receipt of rent or other income from the Demised Premises or by Lessor's business or leasing the Dernised Premises.

         2. The amount payable by Lessee to Lessor as additional rent shall be paid within twenty (20) days after each such tax billing is received by Lessee. The amount payable by Lessee shall be based upon a fraction the numerator of which is the amount of floor area occupied by Lessee and the denominator is the amount of net leasable area of the building (14,551 + 40,500 = 36%) multiplied by the total of such Taxes or other amount deemed to be Taxes. The Lessor has the right to require prepayment, in which event the annual amount shall be prorated and payable in equal monthly installments on the same day the rent is paid. The monthly estimated Taxes shall not be less than 1/12th of the actual Taxes for the Demised Premises for the preceding tax year. Semi-annually and following Lessor's receipt of invoices and review of budget projections, Lessor may notify Lessee of any additional amount due and Lessee shall pay said additional rent due within twenty (20) days after each such billing is received. If Lessee's monthly Tax payments exceed the actual Taxes for the SEMIANNUAL period covered by the actual Tax bill, such excess shall be credited against the next monthly installment of rent and additional rent and charges due.

ARTICLE V - Security Deposit

         Lessee does herewith deposit with Lessor the sum of NINE THOUSAND SIX HUNDRED FORTY AND 04/100 ($9,640,04) Dollars, to be held as security for the full and faithful performance by Lessee of Lessee's obligations under this Lease and for the payment of damages to the Demised Premises. No interest will be paid to Lessee on the security deposit except for such sum as shall be lawfully applied by Lessor to satisfy valid claims against Lessee arising from defaults under this Lease or by reason of damages to the Demised Premises, the security deposit shall be returned to Lessee at the expiration of the terms of this Lease or any renewals or extensions thereof. It is understood that no part of any security deposit is to be considered as the last rental due under the terms of the Lease. THE LESSEE SHALL DELIVER THE SECURITY DEPOSIT TO LESSOR UPON EXECUTION OF THIS LEASE.

ARTICLE VI- Description of Lessor's Work

         Lessee acknowledges that neither Lessor nor its agents have made any promise to alter, remodel or improve the demised premises or the building or any other improvement thereon, except as expressly provided in a written rider, addendum or amendment to this Lease. Lessee acknowledges neither Lessor not its agents have made any representation or warranty with respect to the condition of the demised premises or the building or any other improvement thereon, Lessee's taking possession of the demised premises shall conclusively establish that the Lessee hereby waives any claims which may hereafter arise against Lessor resulting from the condition of the demised premises or any improvement thereon.

ARTICLE VII- Lessee's Work and Signs

         1. Lessee may enter the Demised Premises prior to the date hereinafter fixed for the commencement of the term of this Lease for the purpose of installing fixtures and other equipment, provided such work by Lessee shall be done in such manner so as not to interfere with the work to be done by Lessor or Lessor's contractor in the Demised Premises and provided further that such work on the part of Lessee shall be done in compliance with such rules and regulations established by Lessor or its contractor and shall not be in conflict with any Union Contract to which Lessor, its contractor or any sub-contractor might be a part. Lessee shall furnish to Lessor all certificates and approvals with respect to work done by Lessee, or on Lessee's behalf, that may be required from any authorities for the issuance of a Certificate of Occupancy. It is further understood and agreed that Lessor shall have no responsibility or liability whatsoever for any loss or damage to any such fixtures or equipment installed or left in the Demised Premises, and Lessee's entry on and occupancy of the Demised Premises prior to the commencement of this Lease shall be governed by and subject to all the provisions, covenants and conditions of this Lease other than those requiring the payment of minimum rent.

No work shall be undertaken by Lessee without first securing a Stipulation Against Liens by the contractor and filing same as required by law to prevent the filing of mechanics liens.

         2. In any event Lessee covenants and agrees that promptly after delivery of possession of the Demised Premises to Lessee as substantially completed, Lessee shall commence and shall proceed with due diligence to make all improvements to and install in the Demised Premises all fixtures and other equipment which may be necessary or proper in the operation of Lessee's business and thereafter to commence business.

         3. Lessee may, at its own risk, lawfully erect a sign, concerning the business of the occupant of the Demised Premises, on the exterior thereof, and agrees to maintain said sign in a good state of repair and save the Lessor harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same, and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such sign. All signs must be approved by the Lessor and the location of the same must be approved by the Lessor, Lessor's consent will not be unreasonably withheld. Upon vacating the premises and if requested by Lessor, the Lessee agrees to remove all signs and repair all damage caused by such removal.

         4. Lessee further covenants and agrees to pay promptly when due all taxes, including real estate taxes assessed against Lessee's fixtures, furnishings, equipment and stock-in-trade placed in or on the Demised Premises. Any such taxes paid by Lessor shall be due and payable, as additional rent within twenty (20) days after billings therefor are rendered to Lessee.

         For the purpose of this Article, Lessee's fixtures shall be deemed to include all trade fixtures which Lessee may, as heretofore provided, have the right of removing at the expiration of the term of this Lease.

ARTICLE VIII - Use of Premises

         The Demised Premises shall be occupied and used solely for the purpose of GENERAL OFFICE USE AND SALE OF COMPUTER SOFTWARE, TRAINING AND COUNSELING, AND RELATED ACTIVITIES.

         1. Lessee shall not use or permit the demised premises to be used for any other purposes without the prior written consent of Lessor. Lessee expressly acknowledges that Lessor or its agents have not made any representations as to the suitability of the demised premises for the use stated above and Lessee has been advised by Lessor or its agents to make its own independent determination as to the suitability of the demised premises to the stated use, and any related zoning or other laws, ordinances, regulations and directives or any applicable covenants, conditions and restrictions affecting the demised premises which may limit or restrict the stated use. Lessee shall indemnify and hold Lessor harmless against any requirements for building and or building systems alterations that may be required by any local, state or federal codes as a result of Lessee's occupancy of the Demised Premises. Lessee shall not commit, or suffer to be permitted to be committed, any waste upon the Premises or any nuisance or other act in violation of public policy. Further, Lessee shall not commit, or suffer to be committed, anything which would subject the Lessor to responsibility or liability for injury or damage to any person or property or which would invalidate or increase the cost of any insurance coverage described in this Lease. Lessee shall comply with all rules, regulations, orders and requirements of Lessor's then current insurance carrier(s) with respect to the use of the demised premises and necessary for maintaining reasonable insurance coverage of the types specified in this Lease.

         2. Lessor reserves the absolute rights to itself to (a) use the roof, exterior walls and the area beneath the demised premises and (b) install, use, maintain and replace equipment, machinery, pipes, conduits and wiring located within the demised premises which serve other parts of the Property in a manner and in locations which do not unreasonably interfere with Lessee's use of the demised premises.

         3. No wood-shaving or spraying material processes will be performed on any part of the demised premises except in any environmental controlled by appropriately designed and installed air-handling equipment which shall be maintained and operated at all times during the Lease terms as required to prevent hazardous accumulations of wood and chemical pollutants in the atmosphere within the demised premises, and all equipment installations required to comply with his subparagraph 5 shall be commenced, performed and completed promptly after the commencement date. Lessee warrants to Lessor that such installation shall be made in correctly designed facilities and in a workmanlike manner in full compliance with all applicable legal requirements.

ARTICLE IX - Alterations

         Lessee covenants and agrees not to make or permit to be made any alterations, improvements and additions to the Demised Premises or any other part thereof except by and with the written consent of Lessor first had. Lessor's approval shall not be unreasonably withheld. All alterations, improvements and additions to said premises shall be made in accordance with all applicable laws and shall at once when made or installed be deemed to have attached to the freehold and to have become the property of Lessor and shall remain for the benefit of Lessor at the end of the term or other expiration of this Lease in as good order and condition as they were installed, reasonable wear and tear excepted; provided, however, if prior to the termination of this Lease, or within fifteen (15) days thereafter Lessor so directs by written notice to Lessee, who then shall promptly remove the additions, improvements, fixtures and installations which were placed in the Demised Premises by Lessee and which are designated in said notice and repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee's expense. In the event of such alterations, improvements and additions as herein provided Lessee further agrees to indemnify and save harmless the Lessor from all expenses, liens, claims or damages to either persons or property arising out of, or resulting from the undertaking or making of said alterations, additions and improvements.

ARTICLE X - Maintenance of Demised Premises

         All damage or injury to the demised premises or Complex, if such latter terms defined in this Lease, caused by the act or negligence of Lessee or its employees, agents, representatives, visitors or invitees shall be promptly repaired by Lessee at Lessee's expense and to the satisfaction of Lessor in accordance with this Paragraph 10.1. If Lessee does not promptly make such repairs, Lessor, at Lessor's option, may make or cause to be made any such repairs and may charge Lessee for any costs and expenses paid or incurred, by Lessor in connection therewith. Except as specifically provided in Article XIII, there shall be no reduction in rent payable by Lessee and no liability on the part of Lessor by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations or improvements or any portion of the demised premises or the Complex or fixtures and equipment related thereto, and no liability on the part of Lessor for failure to make repairs, alterations or improvements to the demised premises or the Complex or any fixtures and equipment related thereto which are necessitated by reason of the act or negligence of any other tenant or occupant of the Complex. Lessor agrees to exercise due diligence in making exterior repairs, notwithstanding the fact that the Lessee may have been responsible for the damage. Lessor shall use best efforts not to disrupt Lessee's business.

ARTICLE XI - Maintenance, Control and Expense of Common Areas

         All costs and expenses ("common area maintenance costs") incurred by Lessor in connection therewith shall be charged and prorated in the manner stated below. It is understood and agreed that the term "common area maintenance costs" shall mean all sums expensed by Lessor for payment of all work reasonably deemed necessary by Lessor for the management, operation, maintenance, replacement and repair of the buildings on the property and its common areas. including the following (the specific recitation of which shall not be deemed to limit the definition of such costs and expenses): painting, janitorial services; maintenance, repair and replacement when necessary of sidewalks curbs, bumpers, signs, planting and landscaping, and lighting and other utilities; resurfacing, restriping, cleaning and sweeping the parking areas; operation, maintenance and repair of any common fire protection systems, automatic sprinkler systems and storm drainage systems; personnel to implement such services including but not limited to the cost of security guards; police and fire protection services; any taxes and assessments imposed by governmental agencies; costs of utility services; depreciation on maintenance and operating machinery and equipment, if owned, and rental paid for such machinery and equipment if rented; public liability and property damage insurance on the common areas; all wage and labor costs (including salaries, wages, payroll and similar taxes; Social Security taxes, unemployment insurance costs, workers compensation and other insurance and medical and other benefits) applicable to persons engaged in the management, operation maintenance, replacement and repair of the common areas; fuel; cost of repairing and replacing roofs; cost of reasonably and customary management fees; and supplies for the provision of the foregoing services Lessor may cause any of such services or items to be provided by an independent contractor or contractors. The amount payable by Lessee to Lessor as additional rent shall be paid within twenty (20) days after each such billing is received. The amount payable by Lessee shall be based upon a fraction the numerator of which is the amount of floor area occupied by Lessee and the denominator is the amount of net leasable area of the building (14,551 - 40,500 = 36%) multiplied by the total of such costs and expenses or other amount deemed to be costs and expenses. The Lessor has the right to require prepayment, in which event the annual amount shall be prorated and payable in equal monthly installments on the same day the rent is paid. The monthly estimated Common Area Maintenance charges shall not be less than 1/12th of the actual charges for the Demised Premises for the preceding lease year. Semi-annually and following Lessor's receipt of invoices and review of budget projections, Lessor may notify Lessee of any additional amount due and Lessee shall pay said additional rent within twenty (20) days after each such billing is received. If Lessee's monthly Common Area Maintenance payments exceed the actual Common Area Maintenance charges for the semi-annual period covered by the actual Common Area Maintenance bill, such excess shall be credited against the next monthly installment of rent and additional rent and charges due.

ARTICLE XII - Utilities

         Lessee covenants and agrees to pay for all public utility and other services rendered or furnished to the Demised Premises during the term hereof, including heat, water, gas, electricity, sewer rental, trash disposal and the like, together with all taxes levied or other charges on such utilities. In no event shall Lessor be liable for the quality, quantity, failure or interruption of such services to the Demised Premises. If such items are not separately metered for Lessee, then Lessee agrees to pay his proportionate share based upon a fraction the numerator of which is the amount of floor area occupied by the Lessee and the denominator is the amount of net leasable area of the building (excluding common area) multiplied by the total of such costs.

ARTICLE XIII - Destruction by Fire or Casualty

         1. If the Demised Premises shall be totally destroyed by fire or other casualty covered by the policy of fire and extended coverage insurance during the first FIVE (5) years of this Lease, and at least FIVE (5) years remain on the Lease then Lessor shall replace the Demised Premises with a building containing space equal to the present leased space, and of the same general type of construction or better, the same to be done as soon as possible after the insurance adjustments, but in no event later than seven (7) months from the date of the receipt of said insurance adjustment. If such event occurs after said FIVE (5) year period, then Lessor may rebuild but does not agree to do so unless Lessee, within thirty (30) days after receipt of insurance adjustment by Lessor, enters into renewal of this Lease on the same terms and conditions for a period equal to the original term of this Lease, [but in no event less than FIVE (5) years], to commence upon the date of the completion of such rebuilding. Otherwise, Lessor shall have the option to rebuild or of terminating this Lease.

         2. In the event of total destruction of the Demised Premises as above mentioned, Lessee's rent shall completely abate from the date of such destruction until possession of the rebuilt premises is delivered to Lessee, but in the event of a partial destruction or damage whereby Lessee shall be deprived of the occupancy of only a portion of said premises, then minimum rent shall be equitably apportioned according to the area of the Demised Premises which is unusable by Lessee until such time as the Demised Premises shall be repaired or restored.

ARTICLE XIV - Lessee's Property in Demised Premises

         1. All Lessee's personal property of every kind or description which may at any time be in the Demised Premises shall be at Lessee's sole risk, or at the risk of those claiming under Lessee, and Lessor shall not be liable for any damage to said property or loss suffered by the business or occupation of Lessee caused by water from any source whatsoever or from the bursting, overflowing or leaking of sewer or steam pipes or from the sprinkler system or from the heating or plumbing fixtures or from electric wires or from gas or odors caused in any manner whatsoever except as may result from and be caused by the negligence of Lessor.

ARTICLE XV - Access to Demised Premises

         1. Lessee agrees to permit Lessor or Lessor's agents to inspect or examine the Demised Premises at any reasonable time and to permit Lessor to make such repairs, decorations, alterations, improvements or additions in the Demised Premises or to the building of which the Demised Premises is a part, that Lessor may deem desirable or necessary or which Lessee has not covenanted herein to do or has failed so to do, without the same being construed as an eviction of Lessee in whole or in part and the rent shall in no wise abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Lessee because of the prosecution of such work.

         2. Lessor shall also have the right to enter upon the Demised Premises for a period commencing one hundred eighty (180) days prior to the termination of this Lease for the purpose of exhibiting the same to prospective tenants or purchasers. During said period Lessor may place signs in, or upon said premises to indicate that same are for rent or sale, which signs shall not be removed, obliterated or hidden by Lessee.

ARTICLE XVI - Surrender of Demised Premises

         1. Lessee covenants and agrees to deliver up and surrender to the Lessor possession of the Demised Premises upon expiration of this Lease, or its earlier termination as herein provided, broom clean and in as good condition and repair as the same shall be at the commencement of the term of this Lease, or may have been put by the Lessor during the continuance thereof, ordinary wear and tear and damage by fire or the elements excepted. Lessee shall also surrender all keys for the Demised Premises, as well as all building drawings and environmental reports of any kind relating to the Demised Premises. The foregoing shall require that Lessee cause the following (which is not an exclusive list) to be true as of the date of surrender:
        1.  All interior and exterior lights are operational and burning.
        2.  All exhaust, ceiling and overhead fans are operational.
        3.  Floor is broom swept and clean of all trash and materials.
        4. All electrical, plumbing, and other utilities which are terminated are disconnected, capped and/or terminated according to applicable, building codes and all other governmental requirements.
        5. All electrical conduit and wiring installed by Tenant specifically for Tenant's equipment are removed to originating electrical panel if Landlord so requires.
        6.  Interior and exterior doors are operational and in good condition.
        7.  All furniture, trash and debris are removed.
        8. All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and other interior and exterior surfaces of the Premises.
        9.  Carpet areas are vacuumed.
       10. All uncarpeted office floors are swept, and any excess wax buildup on tile and vinyl floors is removed.
       11.  All Tenant-installed computer cable is removed to point of origin.
       12.  All doors, windows, and miscellaneous hardware are operational.
       13. All heating, air conditioning and mechanical equipment is operational and in good working condition.
       14. Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.
       15. There are no broken windows or other glass items.
       16. Bathroom, walls, floors, and fixtures are clean.
       17. All plumbing fixtures are intact and operational and do not leak.
       18. All downspouts are undamaged and operational.
       19. Walls (internal and external) are clean and any holes are properly and permanently patched.
       20. If landscaping is Tenant's responsibility under this Lease, all lawn sprinkler equipment is operational with no water leaks.
       21. If landscaping is Tenant's responsibility under this Lease, all plants, trees and shrubbery are intact and healthy.
       22. If landscaping is Tenant's responsibility under this Lease, all lawns have recently been mowed and edged, and shrubbery trimmed.
       23. If roof repair is Tenant's responsibility under this Lease, the roof is in good condition and repair (in accordance with NRA guidelines) and no apparent leaks.

Acceptance of delivery of the Demised Premises or opening same for business shall be deemed conclusive evidence that the Demised Premises were in good order and condition at the commencement of the term of this Lease.

        2. Lessee shall at Lessee's expense remove all property of Lessee and all alterations, additions and improvements as to which Lessor shall have made the election hereinbefore provided, repair all damage to the Demised Premises caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of the articles so removed. Any property not so removed and as to which Lessor shall have not made said election, shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor, as Lessor shall desire. Lessee's obligation to observe or perform this covenant shall survive the expiration of the term of this Lease.

ARTICLE XVII - Indemnity and Insurance by Lessee

         1. Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from all claims, loss, cost, damage or expense arising out of or from any accident or other occurrence on or about the Demised Premises causing injury to any person or property whomsoever or whatsoever, and will protect, indemnify, save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease or to comply with any government law, rule, or regulation.

         2. Lessee agrees that, at its own cost and expense, it will procure and continue in force general liability insurance covering any and all claims for injuries to persons occurring in, upon or about the Demised Premises, and common areas including all damage from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the Demised Premises during the term of this Lease, such insurance at all times to be in an amount of not less than Two Million Dollars ($2,000,000) Combined Single Limit of Bodily Injury and Property Damage Liability. Such insurance shall be written with a company or companies authorized to engage in the business of general liability and property insurance in the state in which the Demised Premises are located and shall be rated B+ or better by A. M. Best & Co. The Lessor and its Agent(s), Briggs Property Partnership and Cumberland Management, shall be a named as additional insureds on said policy, and there shall be delivered to the Lessor a copy of the insurance contract and evidence that the contract premium has been paid. In the event Lessees fails to furnish such policies, or continue the same in full force and effect, the Lessor may obtain such insurance and the premiums on such insurance shall be deemed additional rent to be paid by the Lessee unto the Lessor upon demand.

         3. The cost of all insurance for the Demised Premises shall be paid by the Lessee. LESSEE SHOULD HAVE THE RIGHT TO REVIEW ALL INSURANCE AGENCIES FOR THE DEMISED PREMISES ANNUALLY BY REQUESTING A COPY IN WRITING NOT MORE THAN ONCE PER YEAR. Such costs shall be allocated among the several tenants of the building based upon a fraction the numerator of which is the amount of floor area occupied by the Lessee and the denominator is the amount of net leasable area of the building multiplied by the total of such insurance costs. Such insurance shall be purchased by Lessor on a full replacement cost basis, and include loss of rents insurance, and the premium for the same shall be paid by Lessee as additional rent within 10 days after billing for same.

         4. Lessor and Lessee hereby agree that all insurance policies to insure the Demised Premises and the contents therein against casualty loss, and all liability policies which they shall carry pertaining to the use and occupancy of the Demised Premises shall contain waivers of the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors, and assigns.

         5. The Lessee agrees to comply with all rules, recommendations, and regulations of Factory Mutual Engineering or comparable insurance organization.

         6. If any boiler or pressured vessel is maintained on the Demised Premises, the Lessee shall, at its expense, secure insurance coverage as is applicable in amounts consistent with other coverage on the building, naming Lessor and Lessee as insured parties, and shall keep filed with Lessor a current policy of insurance.

         7. Lessee covenants and agrees not to permit, introduce or maintain, on or about any portion of the premises, any hazardous or toxic materials, wastes or other such substances identified in CERCLA, RCRA or other federal, state or local legislation, regulations or ordinances whether now existing or hereafter enacted or promulgated or any judicial or administrative interpretation of such laws, rules or regulations (hereinafter referred to as "Hazardous Materials"). In addition, tenant covenants and agrees that it will remain in strict compliance with all applicable federal, state and local laws, decisions of the courts and regulations, rules directives, decrees, and orders of federal, state and local government authorities regarding the protection of the environment and the protection of the public health and safety. Lessee further covenants and agrees to indemnify, protect and save Lessor harmless against and from any and all damages, losses, liabilities, obligations, proceedings, costs, disbursements or expenses of any kind and of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Lessor and arising from or out of any Hazardous Materials in all or any portion of the premises, introduced by, or on behalf of, Lessee, including without limitation:
(i) the cost of removal, restoration or other such remedial work done in connection with any such Hazardous Materials existing on all or any portion of the premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the premises, into the air, any body of water, any other public domain or any surrounding areas, (iii) costs incurred to comply with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials on all or any part of the premises, (iv) costs related to the payment of environmental consultants to evaluate the risk or potential threat to the environment created by the presence of any Hazardous Materials on all or any portion of the premises, and (v) costs related to the Lessor being named a potentially responsible party for the violation of CERCLA, RCRA or any other environmental law or regulation.

ARTICLE XVIII - Assignment and Subletting

         1. Notice and Documentation: As conditions precedent to any assignment of the whole of Lessee's interest in this Lease or subletting by Lessee of the whole or any part of the demised premises, (i) at least thirty (30) days prior to any proposed assignment or subletting Lessee shall submit to Lessor a statement containing: (a) the name and address of the proposed assignee or subtenant; (b) a financial statement of the proposed assignee or subtenant containing therein bank and other credit references; (c) the type of use proposed for the demised premises; and (d) all of the principal terms and conditions of the proposed assignment or subletting including, but not limited to, the proposed commencement and expiration dates of the term thereof and the amount of rent to be payable by the assignee or subtenant and a floor plan delineating the proposed, assigned or sublet area; and (ii) Lessee shall deliver to Lessor an original assignment or sublease executed by Lessee and the proposed assignee or subtenant on a form approved by Lessor which shall expressly provide
(a) for the assumption by such proposed assignee or subtenant of all of Lessee's obligations under the terms of this Lease; (b) that Lessee shall indemnify and hold Lessor harmless from any and all claims, obligations and liabilities (including reasonable attorney's fees) arising from such assignee's or any portion thereof, whether such claim, obligation or liability arises from such assignee's or subtenant's conduct, activity, work or any other matter in, or about the demised premises and/or the Complex; (c) that Lessee shall further indemnify and hold Lessor harmless from any costs, obligations or liabilities (including reasonable attorney's fees) arising from any act or negligence of such assignee or subtenant, or any officer, employee, agent or invitee of such assignee or subtenant, and from any claim, action or proceeding brought thereon;
(d) that in no event shall Lessee, by reason of Landlord's approval of the assignment or sublease, be deemed relieved from any obligation or liability under the Lease, including, but not limited to, the obligation to obtain Lessor's consent to any further assignment or subletting; and (e) that such proposed assignment or subletting shall not be deemed effective for any purpose unless and until Lessor's written consent thereto is obtained.
LESSOR CONSENT SHALL NOT UNREASONABLY BE WITHHELD.

         2. Right to Recapture: In lieu of giving or withholding its consent to any proposed subletting or assignment, Lessor shall have the following right to recapture the demised premises and shall thereafter be free to lease the area subject to the proposed assignment or sublease directly to the proposed assignee or subleasee or any other person without such act being construed to (1) unreasonably interfere with Leasee's contractual. relations; (2) constitute unfair competition or (3) otherwise create any cause or action in favor of Lessee. In lieu of consenting or not consenting, Lessor may within 30 days after Lessor has received all of the documentation described in subparagraph 1 of this
Article XVI at its option, (i) in the case of the proposed assignment or subletting of Lessee's entire leasehold interest, terminate Lessee's lease in its entirety, or (ii) terminate Lessee's lease as to that portion of the demised premises which Lessee has proposed to sublet. In the event Lessor elects to terminate this Lease pursuant to clause (ii) above, Lessee's obligation as to rent shall be reduced in the same proportion that the rentable area of the portion of the demised premises taken by the proposed assignee or subtenant bears to the total rentable area of the demised premises. The reservation of Lessor's right to recapture is a critically important economic right in favor of Lessor which has been expressly negotiated between the parties and which requires the release of liability on the part of Lessee for any obligations with respect to the area subject to the proposed sublease or assignment.

         3. Signs: Lessee shall not be permitted to advertise in any form its desire to assign or sublet its lease or demised premises unless Lessee has been given Lessor's prior written consent to do so.

ARTICLE XIX - Eminent Domain

         1. In the event the Demised Premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain the entire compensation award for both leasehold and reversion shall belong to the Lessor without any deduction therefrom for any present and future estate of Lessee, and Lessee hereby assigns to Lessor all its right, title and interest to any such award. Lessee shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for fixtures and other equipment installed by it by only if such award shall be in addition to the award for the land and the building (or portion thereof) containing the Demised Premises.

         2. If the entire Demised Premises shall be taken as aforesaid, then this Lease shall terminate and shall become null and void from the time possession thereof is required for public use and from that date, the parties hereto shall be released from further obligation hereunder but in the event a portion only of the Demised Premises itself shall be so taken or condemned then Lessor, at its own expense, shall repair and restore the portion not affected by the taking and thereafter the minimum rental to be paid by Lessee shall be equitably and proportionately adjusted.

ARTICLE XX - Default by Lessee

         If the Lessee, after ten (10) days prior written notice of a monetary default and after thirty (30) days of a non-monetary default

         (a) Does not pay in full when due any and all installments of rent and/ or other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Lessee, or

         (b) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

         (c) Vacates the Demised Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied the Lessor in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

         (d) Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee or a complaint in equity or other proceedings for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, or if the real or personal property of Lessee shall be levied upon or be sold, or if for any other reason Lessor shall, in good faith, believe that Lessee's ability to comply with the covenants of this Lease, including the prompt payment of rent hereunder, is or may become impaired, thereupon:

         (1) The whole balance of rent and other charges, payments, costs, and expenses herein agreed to be paid by Lessee, or any part thereof, and also all costs and officer's commissions including watchmen's wages shall be taken to be due and payable and in arrears as if by the terms and provisions of this Lease said balance of rent and other charges, payment, taxes, costs and expenses were on that date, payable in advance. Further, if this Lease or any part thereof is assigned, or if the premises, or any part thereof is sub-let, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's agent to collect the rents due from such assignee or sub-lessee and apply the same to the rent due hereunder without in any way affecting Lessee's obligation to pay any unpaid balance of rent due hereunder; or

         (2) At the option of Lessor, this Lease and the terms hereby created shall terminate and become absolutely void without any right on the part of Lessee to reinstate this Lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this Lease, less the fair rental value of the said Demised Premises for the remainder of the Lease term.

         In the event of any default as above set forth, Lessor, or anyone acting on Lessor's behalf, at Lessor's option:

         (a) May let said premises or any part or parts thereof to such person or persons as may, in Lessor's discretion, be best; and Lessee shall be liable for any loss of rent for the balance of the then current term. Any such re-entry or re-letting by Lessor under the terms hereof shall be without prejudice to Lessor's claim for actual damages, and shall under no circumstances, release Lessee from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this Lease.

         (b) May proceed as a secured party under the provisions of the Uniform Commercial Code against the goods in which Lessor has been granted a security interest.

         (c) May have and exercise any and all other rights and/or remedies, granted or allowed landlords by any existing or future Statute, Act of Assembly, or other law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all of the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of tenants; and

         (d) May have and exercise any and all other rights and remedies contained in this Lease agreement OR UNDER NEW JERSEY LAW.

         All of the remedies hereinbefore given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering possession of the premises shall deprive Lessor of any of its remedies or actions against the Lessee for rent due at the time or which, under the terms hereof would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

ARTICLE XXI - Waiver of Lessee's Default

         No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Lessor at any time when Lessee is in default under any covenant or condition hereof, be construed as a waiver of such default or of Lessor's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Lessor to Lessee be taken as an estoppel against Lessor, it being expressly understood that if at any time Lessee shall be in default in any of its covenants or conditions hereunder an acceptance by Lessor of rental during the continuance of such default or the failure on the part of Lessor promptly to avail itself of such other rights or remedies the Lessor may have, shall not be constured as a waiver of such default, but Lessor may at any time thereafter, if such default continues, terminate this Lease on account of such default in the manner hereinbefore provided. NOTWITHSTANDING THE ABOVE, ANY ACTION BY LESSOR OR LESSEE SHALL BE IN ACCORDANCE WITH NEW JERSEY LAW.

ARTICLE XXII - Default of Lessor

         Lessor shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Lessor shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after notice to Lessor by Lessee properly specifying wherein Lessor has failed to perform any such obligations.

         Provided, however, that if the holder of record of the first mortgage covering the Demised Premises shall have given prior written notice to Lessee that it is the holder of said first mortgage and that such notice includes the address at which notices to such mortgagee are to be sent, then Lessee agrees to give to the holder of record of such first mortgage notice simultaneously with any notice given to Lessor to correct any default of Lessor as hereinabove provided and agrees that the holder of record of such first mortgage shall have the right, within sixty (60) days after receipt of said notice, to correct or remedy such default before Lessee may take any action under this Lease AND UNDER NEW JERSEY LAW, by reason of such default.

ARTICLE XXIII - Limitation of Liability and Transfer of Lessor's Interest

         A. Limitation on Liability: The liability of Lessor to Lessee for any default by Lessor under this Lease or arising in connection herewith or with Lessor's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Premises, or any Complex of which it is part, shall be limited to the interest of Lessor in the Premises and Complex (if any). Lessee agrees to look solely to Lessor's interest in the Premises and Complex (if any) for the recovery of any judgment against Lessor, and Lessor shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this provision shall apply equally and inure to the benefit of Lessor's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective trustees, beneficiaries, partners, heirs, successors and assigns. Notwithstanding the foregoing to the contrary, Lessor shall have personal liability for insured claims, beyond Lessor's interest in the Premises and Complex to the extent of Lessor's liability insurance coverage available for such claims.

         B. Release from Individual Liability: It is expressly understood and agreed that nothing contained in this Lease shall be construed as creating any liability whatsoever against Lessor's Manager or any of the partners of Lessor personally, and in particular, without limiting the generality of the foregoing, there shall be no personal liability of Lessor's Manager or any of the partners of Lessor to pay any indebtedness accruing under this Lease or to perform any term, covenant, condition or agreement, either express or implied, contained in this Lease, or to keep, preserve or sequester any property of Lessor. The personal liability of Lessor's Manager or of said partners, if any, is hereby expressly waived by Lessee and by every person now or hereafter claiming any right or security hereunder, and the owner of any interest, indebtedness or liability accruing under this Lease shall look solely to Lessor, the building and the real property of which the Premises forms a part for payment thereof

         C. Transfer of Lessor's Interest: Lessor and each successor to Lessor shall be fully released from the performance of Lessor's obligations subsequent to their transfer of Lessor's interest in the Premises and/or the Complex, if such term is defined in this Lease. Lessor shall not be liable for any obligation imposed by this Lease after a transfer of its interest in the Premises and/or the Complex. THE CONVEYANCE OF INTEREST IN THE SUBJECT PREMISES IN WHICH FIFTY (50) PERCENT OR MORE OF THE PRINCIPALS IN BRIGGS PROPERTIES PARTNERSHIP RETAIN AN OWNERSHIP

INTEREST SHALL NOT BE CONSIDERED A TRANSFER FOR THE PURPOSE OF THIS PROVISION.

ARTICLE XXIV - Estoppel Certificate by Lessee

         Lessee agrees at any time within ten (10) days of Lessor's written request to execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by an prospective purchaser or mortgagee of the fee of the Demised Premises.

ARTICLE XXV - Option to Renew

         The Lessee is hereby granted an option to extend this Lease for ONE (1) additional period of FIVE (5) years on the same terms, conditions and rent. The Lessee shall notify the Lessor in writing nine (9) months prior to the expiration of the then current term of its intention not to extend said Lease, otherwise the extension shall be automatic. The minimum rent (Article III) shall be increased during each option period by the percentage increase in the Revised Consumer Price Index for All Urban Consumers to THE PHILADELPHIA REGION between the commencement date hereof and the date the option period commences. The within option to extend this Lease may not be exercised by an assignee or sublessee of the Lessee, and such assignee or sublessee shall vacate the premises at the end of the then current period.

         In the event that Lessee shall give notice, as stipulated in this Lease, of intention to vacate the Demised Premises at the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this Lease shall continue thereafter with full force precisely as if such notice had not been given, or (b) to treat the Lessee as a month to month holdover tenant with a rental equal to 150% of the then current fixed minimum rent, or (c) Lessor may, at any time within thirty days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten days written notice of his intention to terminate the said Lease; whereupon the Lessee expressly agrees to vacate said premises at the expiration of the said period of ten days specified in said notice. All powers granted to Lessor by this Lease may be exercised and all obligations imposed upon Lessee by this Lease shall be performed by Lessee as well during any extension of the original term of this Lease as during the original term itself.

ARTICLE XXVI - Quiet Enjoyment

         Lessor covenants and agrees that if Lessee pays the fixed minimum rental and other charges herein provided and shall perform all of the covenants and agreements herein stipulated to be performed on the Lessee's part, Lessee shall, at all times during said term, have the peaceable and quiet enjoyment and possession of said premises without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor, except as to such portion of the Demised Premises as shall be taken under the power of eminent domain.

ARTICLE XXVII - Subordination

         This Lease is and shall be subject and subordinate at all times to the lien of any mortgages which at any time may be made liens upon the Demised Premises; provided, however, that LESSOR SHALL USE ITS BEST EFFORTS TO HAVE THE HOLDER OF ANY SUCH MORTGAGE AGREE THAT so long as Lessee shall not be in default in the performance of its obligations under this Lease, neither this Lease nor Lessee's right to remain in exclusive possession of the Demised Premises shall be affected or disturbed by reason of any default under any such mortgage and, if such mortgage shall be foreclosed, this Lease and all Lessee's rights and obligations hereunder shall survive such foreclosure and continue in full force and effect. LESSEE SHALL EXECUTE AND DELIVER UPON DEMAND ANY FURTHER INSTRUMENT OR INSTRUMENTS CONFIRMING THE SUBORDINATION ATTORNMENT OF THIS LEASE TO THE LIEN OF ANY SUCH MORTGAGE IF REQUESTED TO DO SO BY LANDLORD WITH THE CONSENT OF THE MORTGAGEE.

ARTICLE XXVIII - Titles of Articles

         The titles of the articles throughout this Lease are for convenience and reference only, and such titles shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

ARTICLE XXIX - Notices

         All statements and notices to be given under this Lease shall be in writing and given in person or by registered or certified mail, return receipt requested, postage paid, addressed to the proper party at the following address:

         (a)      If to Lessor:     Briggs Property Partnership
                                    1629 Locust Street
                                    Philadelphia, PA 19103

         (b)      If to Lessee:     Bluestone Consulting, Inc.
                                    1000 Briggs Road
                                    Mt. Laurel, NJ 08054
                                    Attn:   Mr. Baiada, President

ARTICLE XXX - Definition of Terms

         1. "Lease Year", as used herein, shall mean each twelve month period beginning with the first day of the term of this Lease, and each yearly anniversary thereof, provided the commencement of the term of this Lease is on the first day of the month. If the term of this Lease commences on any day other than the first day of the month then "lease year" shall begin on the first day of the month following the end of the month during which the term of this Lease commences.

         2. For the purpose of this Lease "floor area" shall be deemed to mean the actual number of square feet of floor space within the exterior faces of the exterior walls (except party walls and walls between space occupied by two or more separate occupants, in either of which cases the center of the wall in question shall be used instead of the exterior face thereof) of all floor, basements and mezzanines of the Demised Premises without deduction or exclusion for any space occupied by or used by columns, stairs or other interior construction or equipment.

         3. As used in this indenture of Lease and when required by the context, each number (singular or plural) shall include all number, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include "corporation, firm or association".

ARTICLE XXXI - Invalidity of Particular Provisions

         If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE XXXII - Provisions Binding

         All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word "Lessee" shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, by the same one or more, and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words "his" and "him" whenever stated herein, shall be deemed to refer to the "Lessor" or "Lessee" whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

ARTICLE XXXIII - Relationship of Parties

         Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

ARTICLE XXXIV - Complete Agreement

         This writing contains the entire agreement between the parties hereto, and no agent, representative, salesman or officer of Lessor hereto has authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No dealings between the parties or custom shall be permitted to contradict various additions to or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.


         IN TESTIMONY WHEREOF, the Lessor and Lessee, intending to be legally bound, have caused this Lease to be signed in triplicate, upon the day and year first above written.

Sign in the presence of:               LESSOR:

Witness:                               BRIGGS PROPERTIES PARTNERSHIP


--------------------------------       BY:  /s/ Steven G. Park
                                            --------------------------------
                                            Steven G. Park



                                       LESSEE:

                                       BLUESTONE CONSULTING, INC.
Attest:

--------------------------------       BY:  /s/ Mel Baiada
                                            --------------------------------
                                                Mel Baiada
                                                President
                                     between

                          BRIGGS PROPERTIES PARTNERSHIP

                                    as Lessor

                                       and

                           BLUESTONE CONSULTING, INC.

                                    as Lessee

      This Addendum to Lease is made this 1st day of December, 1993 by and between BRIGGS PROPERTIES PARTNERSHIP, 1629 Locust Street, Philadelphia, Pennsylvania 19103, herein called "Lessor" and BLUESTONE CONSULTING, INC., having offices at 1200 Church Street, Mount Laurel, New Jersey 08054, herein called "Lessee".

         WHEREAS, Lessor and Lessee entered into a lease dated September 27, 1993 for 14,551 square feet in 1000 Briggs Road, Mount Laurel, New Jersey 08054.

         WHEREAS, Lessor and Lessee have agreed that the Lessee requires $29,582.00 of additional tenant improvements. Lessee shall pay one half, or $14,791.00, upon execution of this First Amendment, and the Lessor shall pay half, and the Lessee will increase its base rental to $10,003.81 for the first sixty (60) months of the Lease term.

         NOW, THEREFORE, in consideration of the premises the mutual covenants herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

         ARTICLE III - MINIMUM RENT

         1. The first sentence shall be changed to increase the minimum monthly rental to Ten Thousand Three and 81/100 ($10,003.81) Dollars for the first sixty (60) months of the Lease term. The minimum monthly rental for months 61 through 120 shall be Nine Thousand Six Hundred Forty and 04/100 ($9,640.04) Dollars.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed and sealed this First Addendum to Lease on the day and year first above written.

All other terms and conditions of the Lease shall remain unchanged and in full force and effect.

         IN TESTIMONY WHEREOF, the Lessor and Lessee, intending to be legally bound, have caused this First Addendum to Lease to be signed in triplicate, upon the day and year first above written.

Sign in the presence of:                 LESSOR:

                                         BRIGGS PROPERTIES PARTNERSHIP
Witness:

                                         By: /s/ Steven G. Park
----------------------------                 --------------------------------
                                             Steven G. Park



                                         LESSEE:

                                         BLUESTONE CONSULTING, INC.

Attest:

                                         By: /s/ Mel Baiada
----------------------------                --------------------------------
                                                 President

                          BRIGGS PROPERTIES PARTNERSHIP

                                    as Lessor

                                       and

                           BLUESTONE CONSULTING, INC.

                                    as Lessee

      This Addendum to Lease is made this 15th day of December, 1994 by and between BRIGGS PROPERTIES PARTNERSHIP, 1629 Locust Street, Philadelphia, Pennsylvania 19103, herein called "Lessor" and BLUESTONE CONSULTING, INC., having offices at 1000 Briggs Road, Mt. Laurel, New Jersey 08054, herein called "Lessee".

         WHEREAS, Lessor and Lessee entered into a lease dated September 27, 1993 for 14,551 square feet at 1000 Briggs Road, Mt. Laurel, New Jersey 08054 and amended the same on December 20, 1993.

         WHEREAS, Lessor and Lessee have agreed that the Lessee will add an additional 3,200 square feet, for a total of 17,751 square feet, effective upon the latter of substantial completion of the construction, or February 1, 1995, and to end at midnight on the 30th day of November, 2003.

         WHEREAS, Lessor and Lessee agree that the Lessee's proportionate share of the building shall increase from 36% to 44.00%.

         NOW, THEREFORE, in consideration of the premises the mutual covenants herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

         ARTICLE I - DEMISED PREMISES

         1. This article will be amended by deleting "14,551 square feet" and inserting " 17,751 square feet, as outlined in Exhibit "B".

         ARTICLE III - MINIMUM RENT

         1. The following paragraph shall replace the existing paragraph:

            The initial minimum monthly rent shall be (See Schedule below), all in advance, on the first day of every calendar month during the term hereof without deduction or set off. If the term of this Lease shall commence or end on a day other than the first day of the month, Lessee shall pay minimum rental equal to one-thirtieth (1/30th) of the monthly minimum rental multiplied by the number of rental days of such fractional month. There shall be a penalty added to all payments due of five percent (5%) for monies received more than five (5) days after the payment is due. The Lessee shall pay the first months rent upon execution of the Lease by Lessor.

            Original Demised Premises-14,551         Additional Space-3,200

            Date             Rent              Date                         Rent

         2/93-1/98     $10,003.91     Upon substantial completion
         1/98+         $ 9,640.04     on or about 2/95 until 11/30/03  $2,106.67

                     Effective Minimum Monthly Rent Schedule

            Upon substantial completion
            on or about 2/95 - 1/98                    $12,110.48
            2/98 - 11/02                               $11,746.71

         ARTICLE IV - TAXES

         1. Paragraph 2. The equation "(14,551 divided by 40,500 = 36%)" shall be deleted and "(17,751 divided by 40,500 = 44%)" shall be inserted.

         ARTICLE XI - MAINTENANCE, CONTROL AND EXPENSE OF COMMON AREAS

         1. Paragraph 1. The equation "(14,551 divided by 40,500 = 36%)" shall be deleted and "(17,751 divided by 40,500 = 44%)" shall be inserted.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed and sealed this Second Addendum to Lease on the day and year first above written.

All other terms and conditions of the Lease shall remain unchanged and in full force and effect.

         IN TESTIMONY WHEREOF, the Lessor and Lessee, intending to be legally bound, have caused this Second Addendum to Lease to be signed in triplicate, upon the day and year first above written.

Sign in the presence of:                 LESSOR:

                                         BRIGGS PROPERTIES PARTNERSHIP

Witness:

                                         By: /s/ Steven G. Park
-----------------------------------          --------------------------------
                                             Steven G. Park


                                         LESSEE:
                                         BLUESTONE CONSULTING, INC.

Attest:
                                         By: /s/ Mel Baiada
                                             --------------------------------
                                               Mel Baiada
                                               President
                                     between

                          BRIGGS PROPERTIES PARTNERSHIP

                                    as Lessor

                                       and

                           BLUESTONE CONSULTING, INC.

                                    as Lessee

        This Addendum to Lease is made this 1st day of June, 1995 by and between BRIGGS PROPERTIES PARTNERSHIP, 1629 Locust Street, Philadelphia, Pennsylvania 19103, herein called "Lessor" and BLUESTONE CONSULTING, INC., having offices at 1000 Briggs Road, Mt. Laurel, New Jersey 08054, herein called "Lessee".

         WHEREAS, Lessor and Lessee entered into a lease dated September 27, 1993 for 14,551 square feet at 1000 Briggs Road, Mt. Laurel, New Jersey 08054 and amended the same on December 20, 1993, and December 15, 1994.

         WHEREAS, Lessor and Lessee have agreed that the Lessee will add an additional 9,500 square feet, for a total of 27,251 square feet, effective September 1, 1995, and to end at midnight on the 30th day of November, 2003.

         WHEREAS, Lessor and Lessee agree that the Lessee will pay for only 5,000 square feet of the 9,500 square feet from September 1, 1995 to December 31, 1995 and for the full 9,500 square feet beginning January 1, 1996.

         WHEREAS, Lessor and Lessee agree that the Lessor will make the improvements outlined in Exhibit "C" for which the Lessee will compensate the Lessor $8,500.00.

         WHEREAS, Lessor and Lessee agree that the Lessee's proportionate share of the building shall increase from 44% to 67.00%.

         NOW, THEREFORE, in consideration of the premises the mutual covenants herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

         ARTICLE I - DEMISED PREMISES

         1. This article will be amended by deleting "17,751 square feet" and inserting

            "27,251 square feet, as outlined in Exhibit "C"".

         ARTICLE III - MINIMUM RENT

         1. The following paragraph shall replace the existing paragraph:

            The initial minimum monthly rent shall be (See Schedule attached), all in advance, on the first day of every calendar month during the term hereof without deduction or set off. If the term of this Lease shall commence or end on a day other than the first day of the month, Lessee shall pay minimum rental equal to one-thirtieth (1/30th) of the monthly minimum rental multiplied by the number of rental days of such fractional month. There shall be a penalty added to all payments due of five percent (5%) for monies received more than five (5) days after the payment is due. The Lessee shall pay the first months rent upon execution of the Lease by Lessor.

            Minimum Monthly Rent Schedule - Effective 09/01/95


            09/01/95 to 12/31/95       27,251 S.F.       $15,422.98/mo.   $6.79
            01/01/96 to 02/17/99       27,251 S.F.       S 18,404.23/mo.  $8.10
            02/18/99 to 11/31/03       27,251 S.F.       S 18,404.46/mo.  $7.94

         ARTICLE IV - TAXES

         1. Paragraph 2. The equation "(17,751 divided by 40,500 = 44%)" shall be deleted and "(27,251 divided by 40,500 = 67%)" shall be inserted.

         ARTICLE VI - DESCRIPTION OF LESSOR'S WORK

         1. The following paragraph shall be added:

            2. Lessor agrees to complete the work outlined in Exhibit "C". Lessee will pay the Lessor $8,500.00 upon substantial completion of the work. Lessee is only responsible for those items labelled "Lessee's Costs".

         ARTICLE XI - MAINTENANCE, CONTROL AND EXPENSE OF COMMON AREAS

         1. Paragraph 1. The equation "(17,751 divided by 40,500 = 44%)" shall be deleted and "(27,251 divided by 40,500 = 67%)" shall be inserted.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed and sealed this Third Addendum to Lease on the day and year first above written.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.


         IN TESTIMONY WHEREOF, the Lessor and Lessee, intending to be legally bound, have caused this Third Addendum to Lease to be signed in triplicate, upon the day and year first above written.

    Sign in the presence of:              LESSOR:

                                          BRIGGS PROPERTIES PARTNERSHIP
    Witness:

                                          By: /s/ Steven G. Park
    ------------------------------------     ---------------------------
                                              Steven G. Park

                                          LESSEE:

                                          BLUESTONE CONSULTING, INC.
    Attest:

                                          By: /s/ Mel Baiada
    ------------------------------------     ---------------------------
                                              Mel Baiada
                                              President

                            FOURTH ADDENDUM TO LEASE

                                     between

                          BRIGGS PROPERTIES PARTNERSHIP

                                    as Lessor

                                       and

                           BLUESTONE CONSULTING, INC.

                                    as Lessee

                  This Addendum to Lease is made this 16th day of May, 1996 by and between BRIGGS PROPERTIES PARTNERSHIP, 1629 Locust Street, Philadelphia, Pennsylvania 19103, herein called "Lessor," and BLUESTONE CONSULTING, INC., having offices at 1000 Briggs Road, Mt. Laurel, New Jersey 08054, herein called "Lessee."

                  WHEREAS, Lessor and Lessee entered into a lease dated September 27,1993 for 14,551 square feet at 1000 Briggs Road, Mt. Laurel, New Jersey 08054 and amended the same on December 1, 1993, December 15, 1994, and June 1, 1995; and

                  WHEREAS, Lessor and Lessee have agreed that the Lessee will add an additional 7,495 square feet, herein referred to as the "Third Addition," for a total of 34,746 square feet; and

                  WHEREAS, Lessor and Lessee agree that the term for the Third Addition will commence on July 1,1996 and run concurrent with the original lease term, expiring at midnight on the 30th day of November, 2003; and

                  WHEREAS, Lessor and Lessee agree that the Lessee will pay an annual rental rate of $10.50 per square foot, triple net for the Third Addition; and

                  WHEREAS, Lessor and Lessee agree that Lessee's proportionate share of the building shall increase from 67.00% to 82.60%; and

                  WHEREAS, Lessor and Lessee that Lessee's ability to terminate this lease prior to its expiration will be eliminated.

                  NOW, THEREFORE, in consideration of the premises the mutual covenants herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

         ARTICLE I - DEMISED PREMISES

         1. This Article will be amended by adding the following:

         "The Lessee's Demised Premises will be expanded by 7,495 square feet as outlined in Exhibit "A" hereto and herein referred to as the 'Third Addition.' The Lessee's total

         Demised Premises will now be 34,746 square feet."

         ARTICLE II - TERMS OF LEASE

                  1. The term for the Third Addition will commence on the later of (i) July 1, 1996 or (ii) the date Lessor delivers possession to Lessee of the Third Addition with the improvements required by Paragraph 3 hereof completed to Lessee's reasonable satisfaction; provided, however, that if Lessee takes possession of the Third Addition prior to the foregoing dates, then the date Lessee takes possession shall be the commencement date of the Third Addition and Lessee's obligations with respect thereto. Such term shall run concurrent with the original lease term and shall expire on the 30th day of November, 2003. It is understood that the Third Addition is currently occupied and that surrender of possession of the space must be effected with the present tenant. Lessor covenants and agrees to use best efforts to effect such surrender, but shall not be held liable for failure to do so.

                  2. Section 2 of this Article shall be amended to delete in its entirety the third sentence thereof (which provides a termination right to Lessee) and to provide that, notwithstanding anything in Section 2 to the contrary, the maximum rental rate for any further expansion space at 1000 Briggs Road shall be $10.50 per square foot net.

         ARTICLE III - MINIMUM RENT

                  1. The following paragraph shall replace the existing paragraph:

         "The initial minimum monthly rent shall be as set forth below under the Revised Rent Schedule, to be paid in advance, on the first day of every calendar month during the term hereof without deduction or set off. If the term of this Lease shall commence or end on a day other than the first day of the month, Lessee shall pay minimum rental equal to one-thirtieth (1/30th) of the monthly minimum rental multiplied by the number of rental days of such fractional month. There shall be a penalty added to all payments due of five percent (5%) for monies received more than five (5) days after the payment is due. Lessee shall pay the first months rent upon execution of the Lease by Lessor."


                              CURRENT RENT SCHEDULE

         ORIGINAL DEMISED PREMISES

         Current to 02/17/99       14,551 S.F.           $10,000.81/mo.   $8.25
         02/18/99 to 11/30/03      14,551 S.F.           $ 9,640.04/mo.   $7.95

         FIRST ADDITION

         Current to 11/30/03       3,200 S.F.            $ 2,106.67/mo.   $7.90

         SECOND ADDITION

         Current to 11/30/03       9,500 S.F.            $ 6,296.75/mo.   $7.95

         TOTAL DEMISED PREMISES

         Current to 02/17/99      27,251 S.F.            $18,404.23/mo.   $8.10
         02/18/99 to 11/30/03     27,251 S.F.            $18,043.46/mo.   $7.95


                              REVISED RENT SCHEDULE

                  EFFECTIVE 6/1/96 (OR WHEN THE THIRD ADDITION
                 IS DELIVERED TO LESSEE IN ACCORDANCE HEREWITH)

         THIRD ADDITION

                  to 11/30/03      7,495 S.F.            $ 6,558.12/mo.   $10.50


         TOTAL DEMISED PREMISES

         Current to 12/31/98      34,746 S.F.            $24,962.35/mo.   $8.62
         02/18/99 to 11/30/03     34,746 S.F.            $24,601.58/mo.   $8.50


         ARTICLE IV - TAXES

                  1. Section 2 of this Article shall have the current equation "(27,251 divided by 40,500 = 67%)" deleted and the equation "(34,746 divided by 42,064 = 82.60%)" shall be inserted in its place.

         ARTICLE IX - ALTERATIONS

         1.       Notwithstanding any provision of Article IX to the contrary:

                  a. Lessee shall have the right to remove any improvements installed by Lessee provided that (i) same can be removed without damage to the structural integrity of the building in which the Demised Premises are a part and (ii) Lessee restores the affected areas of the Demised Premises to a condition which is compatible with the remaining areas of the Demised Premises.

                  b. Lessee shall not be obligated to remove any improvements made by Lessee to the Demised Premises for which Lessee has obtained Lessor's approval to same, unless removal of same was required as a condition of Lessor's consent thereto.

         ARTICLE XI - MAINTENANCE, CONTROL AND EXPENSE OF COMMON AREAS

                  1. The current equation "(27,251 divided by 40,500 = 67%)" shall be deleted and "(34,746 divided by 42,064 = 82.60%)" shall be inserted in its place.

         ARTICLE XIII - DESTRUCTION BY FIRE OR CASUALTY

                  1. Section 1 shall be revised to change "five (5) years" to "eight (8) years" where it appears for the first, third and fourth times; and to change "five (5) years" to "two (2) years" where it appears for the second time.

                  2. Notwithstanding any provision of the Lease to the contrary, the following shall apply in the event of any damage to, or destruction of, the Demised Premises:

                 a. If, in the opinion of Lessor's insurance carrier the Demised Premises have been substantially or totally damaged, and Lessorand Lessee agree that the necessary reconstruction of the Demised Premises to the condition which existed prior to such casualty can not be completed within nine (9) months from the date of receipt of said insurance adjustment, then either Lessor or Lessee shall have the right to terminate this Lease.

                 b. If, in the opinion of Lessor's insurance carrier the Demised Premises only have been partially damaged, and Lessor and Lessee determine that the necessary repair of the Demised Premises to the condition which existed prior to such casualty can not be completed within nine (9) months from the date of such casualty, then either Lessor or Lessee shall have the right to terminate this Lease.

                 c. if this Lease shall not be terminated pursuant to Subsections (a) and (b) above, but the necessary repair or reconstruction shall not be completed within thirty (30) days of the foregoing nine (9) months period (as the case may be), then Lessee, upon notice to Lessor, shall have the right to terminate this Lease.

                 d. In the event a claim shall not be submitted to Lessor's insurance carrier with respect to any casualty, the determination of the estimated time of repair shall be made in the reasonable judgment of Lessor and Lessee. If Lessor and Lessee shall be unable to agree, they shall select a reputable contractor (who shall be a fire reconstruction specialist if the damage was caused by fire) to estimate the time required for repair, which shall be binding upon Lessor and Lessee.

         ARTICLE XIV - LESSEE'S PROPERTY IN DEMISED PREMISES

                  1. Notwithstanding any provision of the Lease to the contrary, upon termination of the Lease, Lessee shall have the right to remove all of Lessee's personal property and trade fixtures (which include the unit work stations) which have been installed at the Demised Premises.

         ARTICLE XVII - INDEMNITY AND INSURANCE BY LESSEE

                  1. Notwithstanding any provision of the Section 1 of this Article to the contrary, Lessee's liability under the Lease, and any indemnification owed to Lessor under the Lease, shall be limited to liability arising from or occasioned by the negligence or wilful acts of Lessee, its employees, agents and invitees.

                  2. Section 5 and Section 6 are deleted.

         ARTICLE XVIII - ASSIGNMENT AND SUBLETTING

                  1. In the event that Lessor's consent is requested and Lessor shall elect to exercise its rights under Section 2 of this Article, Lessee shall have the right to rescind its request for consent, in which case Landlord's election under Section 2 shall be void and this Lease shall continue in full force and effect.

         ARTICLE XX - DEFAULT BY LESSEE

                  1. This Article is amended to recognize that, in the case of a nonmonetary default, Lessee shall not be in default under the Lease if (a) Lessee has commenced to cure such default during such thirty (30) day period, and (b) Lessee diligently proceeds to cure such default to the reasonable satisfaction of Lessor.

         ARTICLE XXVII - SUBORDINATION

                  1. This Article shall be revised as follows:

                           a. The following language which begins at the end of
the second line thereof shall be deleted: "Lessor shall use its best efforts to have the holder of any such mortgage agree that."

                           b. The following language shall be inserted after the
word "default" where it first appears in the forth line thereof: "beyond the expiration of any applicable grace or cure period."

                  2. Lessor further agrees to use best efforts to deliver to Lessee a nondisturbance agreement from the holder of the current mortgage on the property of which the Demised Premises are a part, the form of which shall be reasonably acceptable to Lessee.

         MISCELLANEOUS - NEW PROVISIONS

                  1. Notwithstanding any provision of the Lease to the contrary, the cost of any capital improvements made after the date hereof shall be amortized over a period equal to the useful life of such improvement determined in accordance with generally accepted accounting principles, and, to the extent Lessee is responsible for same under the Lease, payment shall be as follows:

                           a. If the capital improvement is included as a common
area maintenance cost, then only the amortized amount for the year in question shall be included as a common area maintenance cost; and

                           b. If any such capital improvements is required in
order to comply with the requirements of any governmental authority, insurance carrier or pursuant to any applicable law, regulation, ordinance or court directive, and is not otherwise included as a common area maintenance cost, then Lessee shall pay only the amortized amount for the year in question which shall fall due during the term of the Lease (and any renewal thereof); and

                           c. Amounts due for the year of termination shall be
prorated.

                  2. If Lessee shall come to occupy all of the space in the building available for lease by tenants, then Lessee, upon written notice to Lessor, shall have the right to perform, at its costs and expense, all exterior landscaping and/or all maintenance to the common areas of the building in which the Demised Premises are located, subject in each case to (i) compliance with Lessor's minimum standards for landscaping and building maintenance as the case may be and such reasonable rules and regulations which Lessor may enact with respect thereto and (ii) the requirements of any contracts then existing which Lessor may have entered with respect thereto, which Lessee shall be obligated to honor.

                  3. The Third Addition shall be delivered to Lessee on June 1, 1996, vacant and broom clean with the following improvements having been performed by Lessor at Lessor's expense:

                    a.   Professional cleaning of all carpeted areas
                    b.   Repainting of all interior areas
                    c.   Repair to any roof leaks
                    d.   Replacement of damaged ceiling tiles
                    e.   All mechanical systems in good and proper working order

                  4. In the event of any conflict between the terms of the Lease and the terms of this Addendum, this Addendum shall control. All other terms and conditions of the Lease shall remain unchanged and in full force and effect. The Lease, as modified by this Addendum, is the complete agreement of the parties and shall be further modified only by written agreement signed by Lessor and Lessee.

                  IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed this Fourth Addendum to Lease on the day and year first above written.

Sign in the presence of:                   LESSOR:

                                         BRIGGS PROPERTIES PARTNERSHIP
Witness:


                                         By: /s/ Steven G. Park
-------------------------------------       ---------------------------------
                                             Steven G. Park


                                         LESSEE:

                                         BLUESTONE CONSULTING, INC.
Attest:


                                         By: /s/ Mel Baiada
-------------------------------------       ---------------------------------
                                               Mel Baiada, President

                             FIFTH ADDENDUM TO LEASE

         THIS FIFTH ADDENDUM, made as of the 1st day of February 1998, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter called "Lessor"), and BLUESTONE CONSULTING, INC., a New Jersey corporation (hereinafter called "Lessee').

                                               W I T N E S S E T H :

         WHEREAS, Lessor's predecessor in title, Briggs Properties Partnership ("Briggs"), and Lessee entered into a Lease Agreement dated September 27, 1993, as amended by First Addendum to Lease dated December 1, 1993, Second Addendum to Lease dated December 15, 1994, Third Addendum to Lease dated June 1, 1995 and Fourth Addendum to Lease dated May 15, 1996 (hereinafter collectively called the "Lease"), covering certain Premises at 1000 Briggs Road, Mount Laurel, New Jersey, as more fully described in the Lease (hereinafter called the "Premises"); and

         WHEREAS, the Premises has been sold by Briggs to Lessor and Lessor is now the landlord under the Lease; and

         WHEREAS, Lessor desires to increase the amount of space leased under the Lease and Lesser has agreed to such increase subject to the provisions of this Fifth Addendum.
Accordingly, Lessor and Lessee desire to amend the Lease.

         NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenant contained herein and in the Lease, and intending to be legally bound hereby agree that:

         1. Article 1 of the Lease, entitled "Demised Premises", is hereby amended by adding the following:

           "Effective on February 1, 1998 (the "Effective Date"), Lessee's Demised Premises will be expanded by 6,200 square feet as outlined in Exhibit "A" hereto and herein referred to as the "Fourth Addition". On the Effective Date, Lessee's total Demised Premises will be 40,946 square feet."

         2. The term for the Fourth Addition will commence on the Effective Date and shall expire November 30, 2003.

         3. The Fourth Addition is leased to and accepted by Lessee, subject to the terms and condition, without warranty as to physical condition, environmental condition, zoning, suitability for a particular purpose or any other matter whatsoever, and Lessor shall have no obligation whatsoever to perform any improvements with respect thereto or to pay any allowance for improvements with respect thereto.

         4. Effective on the Effective Date, the minimum monthly rent set forth in the Revised Rent Schedule contained in Article III of the Fourth Addendum shall be increased by $4,469.17.

         5. Effective on the Effective Date, Section 2 of Article IV of the Lease shall have the current equation "(34,746 divided by 42,064 = 82.60%)" deleted and the equation "(40,946 divided by 40,946 = 100.0%) shall be inserted in its place.

         6. Effective an the Effective Data,, Article XI of the Lease shall have the currant equation "(34,746 divided by 42,064 = 82. 60%)" deleted and the equation "(40,946 divided by 40,946 = 100.0%)" shall be inserted in its place.

         7. The parties agree that they have dealt with no broker in connection with this Fifth Addendum. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this Fifth Addendum and the Lease from real estate brokers or agents with whom they may have dealt.

         8. Lessor and Lessee acknowledge that the Lease is in full force and effect. Lessee acknowledges that as of the date hereof it has no claims or offsets against rent due or to become due hereunder.

         9. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Fifth Addendum, this Fifth Addendum shall control.

         10. This Fifth Addendum shall be binding upon and inure to the benefit of the Parties and their respective successors and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Addendum the day and year first above written.

LESSOR:                                   LIBERTY PROPERTY LIMITED
                                          PARTNERSHIP, a Pennsylvania limited
                                          partnership

                                          By: Liberty Property Trust, a Maryland
                                              real estate investment trust,
                                              General Partner


                                          By: /s/ James J. Mazzarelli
                                             -----------------------------------
                                              James J. Mazzarelli
                                              Senior Vice President



LESSEE:                                   BLUESTONE CONSULTING, INC. a New
                                          Jersey corporation

Attest:                                   By: /s/ Mel Baiada
       ------------------------------        -----------------------------------